UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2010

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870
(State or other jurisdiction of incorporation)	(Commission File No.)

121 W Merino St.
PO Box 500
Upton, Wyoming 82730
(Address of principal executive offices and Zip Code)

(307) 468-9369
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective April 12, 2010, Big Cat Energy Corporation (“Big Cat” or the “Company”) completed a private placement of 1,200,000 units, for $.05 per unit for total proceeds of $60,000.  The private placement was made to an accredited investor pursuant to exemptions from registration found in Sections 4(2) and 4(6) of the Securities Act of 1933.  Each unit consisted of one share of restricted common stock of Big Cat and one warrant to purchase one share of restricted common stock of Big Cat exercisable at $.15 per share.   The warrants are exercisable for cash upon notice to Big Cat during a period of five years from the date of purchase.   The number of warrants is to be adjusted in the event of a reclassification, change, stock dividend, stock split, combination, reorganization, merger or consolidation affecting the price or number of shares issuable or exercisable under the warrants so as to maintain an approximately equivalent number of shares and exercise price for the warrant holders before and after such a transaction.   Any such adjustment is to be made pursuant to official notice from the Company in connection with the transaction.  No underwriting discounts or commissions were paid in connection with the offering.

The $60,000 raised in the private placement will be used for operating capital of Big Cat.

Item 8.01 Other Events

Upton, Wyoming (April 13, 2010) Big Cat Energy Corporation (www.bigcatenergy.com) (“Big Cat”) (BCTE: OTCBB), a supplier of the ARID® Aquifer Recharge Injection system, today provided an operational update on its current operations.

Big Cat has received requests for proposals from seven major coal bed methane (CBM/CSNG) operators in Wyoming and Montana. The proposals represent $11 million of potential revenue to the Company and encompass approximately 580 well sites. “We are encouraged by the interest in the ARID systems shown by these operators,” said Tim Barritt, Big Cat CEO and President. “With the tight margin on gas prices and the increased pressure to eliminate surface discharge, the use of ARID in-bore aquifer recharge at around $0.03 per barrel is the intelligent choice for CBM water management,” added Mr. Barritt. “Acceptance of any of Big Cat’s proposals would substantially increase the Company’s sales and cash flow.”

Item 9.01      Financial Statements And Exhibits

Exhibits	Document Description
Exhibit 1	(4) Instruments defining the rights of security holders	Example of Warrant Certificate
99.1	(d) Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 13 day of April, 2010.

BIG CAT ENERGY CORPORATION

BY: /s/ Richard Stifel
Richard Stifel, Principal Financial Officer and
Principal Accounting Officer